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                                                                   EXHIBIT 23.01



   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-110160, 333-101174, 333-123895, and 333-64228 and Form S-8
Nos. 333-114953, 333-69552, and 333-55886) of AtheroGenics, Inc., of our reports dated March 9, 2006, with respect to the financial statements of AtheroGenics, Inc., AtheroGenics, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AtheroGenics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.





                                                    /s/ Ernst & Young LLP

Atlanta, Georgia
March 9, 2006